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OTHER EXHIBIT

                                POWER OF ATTORNEY




     The undersigned hereby constitutes and appoints Karen Jacoppo-Wood and Christopher J. Kelley, and each of them, with full power to act, her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing) to sign any or all amendments to the Registration Statement on Form N-1A of Harris Insight Funds Trust and of HT Insight Funds, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any states securities commissions, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, and ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.






/s/ Paula Wolff
-------------------
Paula Wolff








Dated:  February 18, 1999